Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 033-63489 and 333-141905) pertaining to the Intel 401(k) Savings Plan of Intel Corporation of our report dated June 20, 2014, with respect to the financial statements and schedules of the Intel 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP
San Jose, California
June 20, 2014

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